Exhibit 10.1

.

FIRST amendment TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”) is made effective as of this 22th day of June, 2017 (the “First Amendment Effective Date”), by and among TECHTARGET, INC., a Delaware corporation (the “Borrower”), the lenders identified on the signature pages hereto (each a “Lender” and, collectively, the “Lenders”), and Silicon Valley Bank, as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”). The Borrower, the Lenders, and the Administrative Agent are together referred to herein as the “Parties,” or each may be referred to individually as a “Party.”

RECITALS:

WHEREAS, reference is made to that certain Credit Agreement dated as of May 9, 2016 (as amended, restated, supplemented, restructured, or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders and the Administrative Agent.  All capitalized terms used herein and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement; and

WHEREAS, the Parties to the Credit Agreement have agreed to modify and amend certain additional terms and conditions of the Credit Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.Amendment to Section 7.1 of the Credit Agreement.  The table in Section 7.1(b) of the Credit Agreement is hereby stricken in its entirety and replaced with the following table:

Quarter Ending	Consolidated Leverage Ratio
June 30, 2017	2.50:1.00
September 30, 2017	2.50:1.00
December 31, 2017	2.50:1.00
March 31, 2018	2.50:1.00
June 30, 2018	2.00:1.00
September 30, 2018	2.00:1.00
December 31, 2018	2.00:1.00
March 31, 2019	2.00:1.00
June 30, 2019	2.00:1.00
September 30, 2019	2.00:1.00
December 31, 2019	2.00:1.00
March 31, 2020 and thereafter	1.50:1.00

2.Amendment to Section 7.6 of the Credit Agreement. Section 7.6(h)(ii) of the Credit Agreement is hereby amended by deleting “Liquidity of at least $10,000,000” and inserting “Liquidity of at least $15,000,000” in lieu thereof.

3.Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

a.	This Amendment shall have been duly executed and delivered by the Parties hereto and the Administrative Agent shall have received a fully executed copy hereof.
b.	All necessary consents and approvals to this Amendment shall have been obtained.
c.	After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
d.

The Administrative Agent shall have received a fully executed copy of the First Amendment Fee Letter, dated as of the date hereof, between the Borrower and the Administrative Agent, and the Administrative Agent shall have received all fees specified therein.

e.

The Administrative Agent shall have received the fees costs and expenses required to be paid pursuant to Section 8 of this Amendment (including the reasonable and documented fees and disbursements of legal counsel required to be paid thereunder).

f.

After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct, (i) to the extent qualified by materiality, in all respects, and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true and correct in all respects or all material respects, as applicable, as of such earlier date).

4.Representations and Warranties.  Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

a.

This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

b.

The representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party are, (i) to the extent qualified by materiality, true and correct in all respects, and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true and correct in all respects or all material respects, as applicable, as of such earlier date).

c.

The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary organizational action on the part of such Loan Party and (ii) will not violate any Requirement of Law (including any Operating Document of any Group Member) or any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any material Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents).

Each Loan Party acknowledges that the Administrative Agent and the Lenders have acted in good faith and have conducted in a commercially reasonable manner its relationships with each Loan Party in connection with this Amendment and in connection with the other Loan Documents.  Each Loan Party understands and acknowledges that the Administrative Agent and the Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

5.Choice of Law. This Amendment and the rights of the Parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York. Section 10.14 of the Credit Agreement is hereby incorporated mutatis mutandis by reference as if such section was fully set forth herein.

6.Counterpart Execution. This Amendment may be executed in any number of counterparts and by different authorized parties on separate counterparts, all of which when taken together shall constitute one and the same instrument, and any of the Parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Amendment by telefacsimile, “.pdf file,” or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.

7.Effect on Loan Documents.

a.

The Credit Agreement, as amended hereby, and each of the other Loan Documents, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document.  The modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, and except as expressly set forth herein, shall neither excuse any non-compliance with the Loan Documents, nor operate as a consent or waiver to any matter under the Loan Documents. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

b.

To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement, as modified or amended hereby.

c.	This Amendment is a Loan Document.

8.Payment of Costs and Fees. The Borrower shall pay to the Administrative Agent all costs and all reasonable out-of-pocket expenses in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of outside counsel retained by Administrative Agent, in each case, as set forth in Section 10.5 of the Credit Agreement).

9.Release of Claims.

a.

Each Loan Party hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which such Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the First Amendment Effective Date which relates directly or indirectly, to the Credit Agreement or any other Loan Document, whether such claims, demands and causes of action are matured or unmatured or known or unknown, except for the duties and obligations set forth in this Amendment. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

b.

In connection with the releases set forth above, each Loan Party expressly and completely waives and relinquishes any and all rights and benefits that it has or may ever have pursuant to Section 1542 of the Civil Code of the State of California, or any other similar provision of law or principle of equity in any jurisdiction pertaining to the matters released herein.  Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

c.

Each Loan Party hereby absolutely, unconditionally and irrevocably  covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Loan Party pursuant to Section 9(a) above. If any Loan Party violates the foregoing covenant, then  Borrower, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

10.Entire Agreement.  This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

11.Reaffirmation. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guaranty and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of Secured Parties, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

12.Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused this First Amendment to Credit Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

BORROWER:

TECHTARGET, INC.

By: /s/ Daniel T. Noreck                     .

Name:Daniel T. Noreck

Title:Chief Financial Officer and Treasurer

GUARANTOR:

TECHTARGET SECURITIES CORPORATION

By: /s/ Daniel T. Noreck                     .

Name:Daniel T. Noreck

Title:Secretary and Treasurer

First Amendment to Credit Agreement

ADMINISTRATIVE AGENT AND LENDER:

SILICON VALLEY BANK

By: /s/ Frank Groccia                     .

Name:Frank Groccia

Title:   Vice President

First Amendment to Credit Agreement

LENDER:

CITIZENS BANK, N.A.

By: /s/ Christopher J. DeLauro          .

Name:Christopher J. DeLauro

Title:   Vice President

First Amendment to Credit Agreement